Exhibit 99.1
REVOCABLE PROXY
VISION BANCSHARES, INC.
THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF VISION BANCSHARES, INC.
     The undersigned shareholder of Vision Bancshares, Inc., an Alabama corporation (“Vision”), hereby constitutes and appoints                     ,                      and                     , or any one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Vision to be held at Vision Bank’s Foley office, 501 South McKenzie, Foley, Alabama, on                     , 2007, at                           .m., Central Time (the “Special Meeting”), and any adjournment thereof, and to vote all of the shares of Vision common stock which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement:
1.	The proposal to approve the Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation and Vision, which provides for the merger of Vision with and into Park National Corporation

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.	The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	In their discretion, upon any other matter that properly comes before the Special Meeting or any adjournment thereof. The Board of Directors is unaware of any other business to be transacted at the Special Meeting.
     The Board of Directors recommends a vote “FOR” each of the foregoing proposals.
     THE SHARES OF VISION COMMON STOCK EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES OF VISION COMMON STOCK EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.
     All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Vision and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.
     NOTE: Please sign your name exactly as it appears on this Revocable Proxy. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please give your full title. If the shares of Vision common stock are held jointly, each holder must sign.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date
     THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISION. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.
     IMPORTANT: IF YOU RECEIVE MORE THAN ONE REVOCABLE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.